                                                                    EXHIBIT 99.2
                                    [AS AMENDED TO CORRECT TYPOGRAPHICAL ERRORS]


[PROVINCE HEALTHCARE LOGO]

                                              NEWS RELEASE
                                              FOR IMMEDIATE RELEASE

                                              CONTACT: MERILYN H. HERBERT
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              (615)370-1377





                    PROVINCE HEALTHCARE COMPLETES ACQUISITION
                               OF FLORIDA HOSPITAL

         Brentwood, TN, April 15, 1999 - Province Healthcare Company (Nasdaq:
PRHC) announced today that it has completed the acquisition of the 73-bed Glades General Hospital [note: original press release stated "72-bed"] in Belle Glade, Florida. The hospital was acquired from the Palm Beach County Healthcare District.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 12 general acute care hospitals in eight states with a total of 881 licensed beds [note: original press release stated "880 licensed beds"]. The Company also provides management services to 52 primarily non-urban hospitals in 19 states [note: original press release stated "18 states"] and Puerto Rico with a total of 3,726 [note: original press release stated "3,714 licensed beds"] licensed beds.







                                      # # #





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105 WESTWOOD PLACE, SUITE 400                              PHONE:  (615)370-1377
BRENTWOOD, TN 37027                                          FAX:  (615)370-1259